      As filed with the Securities and Exchange Commission on September 21, 1999
                                                           Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                        MISSION CRITICAL SOFTWARE, INC.
            (Exact name of Registrant as specified in its charter)

         Delaware                                          76-0509513
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)

                            13939 Northwest Freeway
                              Houston, TX  77040
                                (713) 548-1700
  (Address, including zip code, of Registrant's principal executive offices)
                              __________________
                   1997 Stock Plan (as amended May 21, 1999)
                           1999 Director Option Plan
                       1999 Employee Stock Purchase Plan
                           (Full title of the plan)
                              __________________
                                STEPHEN E. ODOM
                            Chief Financial Officer
                            13939 Northwest Freeway
                              Houston, TX  77040
                                (713) 548-1700
(Name, address, and telephone number, including area code, of agent for service)
                              __________________
                                  Copies to:
                             PAUL R. TOBIAS, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                   8911 Capital of Texas Highway, Suite 3350
                               Austin, TX  78759
                                (512) 338-5400
                              __________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
     Title of Each Class of Securities        Amount to be        Proposed Maximum     Proposed Maximum
              to be Registered                 Registered           Offering Price      Aggregate Offering          Amount of
                                                                     Per Share               Price               Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 per share par value: To    7,646,135 shares       $ 41.22 (2)      $ 315,173,685 (2)        $ 87,618.00
be issued under the 1997 Stock Plan (as
amended May 21, 1999)
(1)..........................................
====================================================================================================================================
Common Stock, $0.001 per share par value: To      250,000 shares       $ 41.22 (2)       $ 10,305,000 (2)         $ 2,865.00
be issued under the 1999 Director Option
Plan (1).....................................
====================================================================================================================================
Common Stock, $0.001 per share par value: To      600,000 shares       $ 41.22 (2)       $ 24,732,000 (2)         $ 6,876.00
be issued under the 1999 Employee Stock
Purchase Plan (1)............................
====================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1997 Stock Plan (as amended May 21, 1999), 1999 Director Option Plan, and 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on September 15, 1999.

================================================================================

PART II:    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

        Mission Critical Software, Inc. hereby incorporates by reference in this registration statement the following documents:

        1. The Registrant's prospectus filed pursuant to Rule 424(b) on or about August 5, 1999; and

        2. The description of the common stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 000-26205) filed on August 4, 1999 under the Securities Exchange Act of 1934, as amended, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities
        -------------------------

       Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

       Not applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

       Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

       The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7. Exemption From Registration Claimed
        -----------------------------------
            Not applicable.

Item 8. Exhibits
        --------

         Exhibit
         Number                                    Documents
         ----------------------------------------------------------------------

         4.1* Mission Critical Software, Inc. 1997 Stock Plan (as amended May 21, 1999) and form of agreement thereunder

         4.2* Mission Critical Software, Inc. 1999 Employee Stock Purchase Plan and form of agreement thereunder

         4.3* Mission Critical Software, Inc. 1999 Director Option Plan and form of agreement thereunder

         5.1 Opinion of counsel as to legality of securities being registered

         23.1     Consent of Counsel (contained in Exhibit 5.1)

         23.2     Consent of Independent Auditors

         24.1     Power of Attorney (see page II-5)

       * Incorporated by reference to the Exhibits filed with Mission Critical Software, Inc.'s Registration statement on Form S-1 (Registration No. 333-79501) as declared effective by the SEC on August 4, 1999.

Item 9. Undertakings
        ------------
       (a) Rule 415 offering  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 20th day of September, 1999.

                                      MISSION CRITICAL SOFTWARE, INC.

                                      By: /s/ Michael S. Bennett
                                          ----------------------
                                          Michael S. Bennett
                                          President and
                                          Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Bennett and Stephen E. Odom, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                    Title                                      Date
-----------------------------------------         -------------------------------------        -------------------
/s/ Michael S. Bennett                            President, Chief Executive Officer and       September 20, 1999
-----------------------------------------         Director (Principal Executive Officer)
    Michael S. Bennett

/s/ Stephen E. Odom                               Chief Operating Officer, Chief Financial     September 20, 1999
-----------------------------------------         Officer, Treasurer and Secretary
    Stephen E. Odom                               (Principal Financial and Accounting
                                                  Officer)

/s/ Thomas P. Bernhardt                           Chief Technology Officer and Director        September 20, 1999
-----------------------------------------
    Thomas P. Bernhardt

/s/ Douglas L. Ayer                               Director                                     September 20, 1999
-----------------------------------------
    Douglas L. Ayer

/s/ Michael J. Maples                             Director                                     September 20, 1999
-----------------------------------------
    Michael J. Maples

/s/ John J. Moores                                Director                                     September 20, 1999
-----------------------------------------
    John J. Moores

/s/ Scott D. Sandell                              Director                                     September 20, 1999
-----------------------------------------
    Scott D. Sandell

/s/ John D. Thornton                              Director                                     September 20, 1999
-----------------------------------------
    John D. Thornton

                        MISSION CRITICAL SOFTWARE, INC.

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS


   Exhibit                                           Documents
   Number

     4.1*    Mission Critical Software, Inc. 1997 Stock Plan (as amended May 21,
             1999) and form of agreement thereunder

     4.2* Mission Critical Software, Inc. 1999 Employee Stock Purchase Plan and form of agreement thereunder

     4.3* Mission Critical Software, Inc. 1999 Director Option Plan and form of agreement thereunder

     5.1     Opinion of counsel as to legality of securities being registered

    23.1     Consent of Counsel (contained in Exhibit 5.1)

    23.2     Consent of Independent Auditors

    24.1     Power of Attorney (see page II-5)

  * Incorporated by reference to the Exhibits filed with Mission Critical Software, Inc.'s Registration statement on Form S-1 (Registration No. 333-79501) as declared effective by the SEC on August 4, 1999.